SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2002


                           MICRON ENVIRO SYSTEMS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                                       98-0202944
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

1500 West Georgia Street, Suite 980
Vancouver, British Columbia, Canada                          V6G 2Z6
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           604-719-3705
                                                             ------------

Commission File Number: 000-30258
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(Former name or former address,                              (Zip Code)
if changed since last report.)



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The following information specifies forward-looking statements of our management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.


ITEM 5. OTHER EVENTS

We are extremely pleased to report that the operator has notified us that the data gathering they are engaged in is ongoing and nearing completion, However, at this time they have gathered enough positive information to go ahead and start construction on a gas pipeline for the Z1 Well. The operator is currently



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negotiating with several gas purchasers for the future sale of the gas from this well.

The Green Ranch Prospect is a proposed 15 well program consisting of 4,131 acres of leasehold on the Green Ranch in Stephens County, Texas. This leasehold is located approximately 50 miles northeast of Abilene, Texas and approximately 10 miles northwest of Breckenridge, Texas, along the North Stephens-Shackelford County line. The primary target formation in this prospect is the Bend Conglomerate at a depth of approximately 4,500 feet. Secondary target formations are Caddo, Rotten Chert, Mississippian and Ellenberger. We hold a 5% working interest in the Green Ranch Prospect and we are the only US traded stock within the project. 80% of the project is privately held.

The Green Ranch Prospect lies within an oil and gas producing province identified as Texas Railroad Commission District 7B, which encompasses 24 counties in North Central Texas. TRRC reports indicate District 7B has produced a total of 2.225 Billion barrels of Oil during the period from 1935 through June of 2001. These reports also indicate the district has made 2.277 TCF of unassociated gas (gas wells) from 1970 through June of 2001. It is estimated that this district accumulated approximately 2.78 TCF of casinghead gas. During the year 2000, District 7B made 14.1 Million barrels of oil, 18.6 BCF of casinghead gas and 45.3 BCF of unassociated gas.

There has been over $1.5 million spent on the Green Ranch Prospect to date.

Bernie McDougall, who is our President states, "This is an exciting time for the company right now. For the operator to go out and start construction on the gas sales pipeline before we have flow rates shows how confident they are in the prospects of this first well and entire field. When you consider that 80% is private, for them to spend their own personal money to build the pipeline is a very encouraging sign. We look forward to the impact this well and field will have on our company's future."


ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.


ITEM 7. FINANCIAL STATEMENTS

Not Applicable.


ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.


ITEM 9. REGULATION FD DISCLOSURE

Not Applicable


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MICRON ENVIRO SYSTEMS, INC.


/s/ Bernard McDougall
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Bernard McDougall
President & Director

Date:     June 7, 2002